EXHIBIT 10.16

                            STOCK PURCHASE AGREEMENT

            This Stock Purchase Agreement dated November 16, 2001 ("Execution Date"), by and among Sumitomo Corporation of America, a New York corporation whose address is 600 Third Avenue, New York, New York 10016-2001("SCOA") and Daleco Resources Corporation, a Delaware corporation whose address is 120 North Church Street, West Chester, Pennsylvania 19380 ("DRC").

                                   BACKGROUND

            WHEREAS, DRC is a publicly owned holding company, whose subsidiaries own oil and gas reserves, timber concessions, mineral leases, and a patent for environmental remediation, U.S. Patent No: 5,387,738 ("Patent"); and

            WHEREAS, as of the date hereof, DRC has 14,580,625 shares of common stock, par value $.01, issued and outstanding ("Common Stock") and 8,000 Class "A" and 898, 100 Class "B" shares of preferred stock, par value $.01 issued and outstanding ("Preferred Stock"); and

            WHEREAS, DRC's articles authorize 20,000,000 shares of Common Stock and 10,000,000 shares of Preferred Stock; and

            WHEREAS, SCOA is desirous of acquiring 640,000 shares of Common Stock at a price of $1.25 per share ("SCOA Stock"); and

            WHEREAS, SCOA is desirous of obtaining warrants for 1, 700,000 shares of Common Stock at an exercise price ranging from $2.00 to $3.00 per share ("SCOA Warrants"); and

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            WHEREAS, As a condition to the purchase of the SCOA Stock, SCOA desires to acquire, and DRC desires to grant to SCOA, marketing and distribution rights to designated minerals owned and/or under lease to DRC and/or its subsidiaries, and to a patented remediation processes, all as set forth in greater detail herein; and

            WHEREAS, As a condition to the purchase of the SCOA Stock, SCOA has required that DRC enter into employment agreements with certain key officers of DRC, specifically: Mr. Gary J. Novinskie; Mr. Robert E. Martin; and Mr. Dov Amir; ("Key Man Contracts"); and

            WHEREAS, the Key Man Contracts are to be for a term of not less than three (3) years; and

            WHEREAS, DRC and SCOA are agreeable to the foregoing.

            NOW THEREFORE, in consideration of the mutual agreement and covenants set forth herein and intending to be legally bound hereby, the parties hereto agree as follows:

                                    ARTICLE I
                           INCORPORATION BY REFERENCE

                  1.1. The parties incorporate the Background provisions hereof as though same were set forth at length herein. Any conflict between the Background provisions and the body of this Agreement shall be resolved in favor of the language in the body of this Agreement.


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                                   ARTICLE II
                         THE PURCHASE AND SALE OF STOCK

                  2.1. The Execution. This Agreement shall be executed by the parties hereto on the date set forth above, with Closing to take place on the Closing Date, as that term is defined in Paragraph 2.3 below

                  2.2. THE CLOSING. At the Closing of the transactions contemplated by this Agreement, and subject to the satisfaction of the conditions precedent and all the other terms and conditions set forth herein, DRC shall sell and deliver, and SCOA shall purchase the SCOA Stock and receive the SCOA Warrants.

                  2.3. CLOSING DATE. The date of the Closing ("Closing Date") shall be a date mutually agreeable to the parties hereto but in no event later than November 30, 2001.

                  2.4. PLACE OF CLOSING. The Closing shall take place at the offices of SCOA, 600 Third Avenue, New York, New York 10016-2001, or such other place as the parties mutually agree.

                                  ARTICLE III
                                 PURCHASE PRICE

                  3.1. The purchase price for the SCOA Stock shall be Eight Hundred Thousand Dollars ($800,000) payable in immediately available funds at Closing.

                  3.2. The purchase price for the SCOA Warrants shall range from $2.00 to $3.00 per share payable upon the exercise of a SCOA Warrant consistent with Article IV below.


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                                   ARTICLE IV
                                    WARRANTS

                  4.1. TERM. The term of the SCOA Warrants shall be five years from the date hereof and shall be represented by a Warrant Agreement substantial identical to that document attached hereto as Exhibit 4.1 (Warrant Agreement"). Any conflict between the Warrant agreement and this Agreement shall be resolved in favor of this Agreement. The SCOA Warrants may be exercised in tranches of not less than 200,000 shares

                  4.2. EXERCISE PRICE. The exercise price for the SCOA Warrant shall be as follows:

                  (a) FIRST 850,000 SHARES. The exercise price for the first 850,000 shares of Common Stock purchased upon the exercise of the SCOA Warrant shall be $2.00 per share ("First Tranche").

                  (b) SECOND 510,000 SHARES. The exercise price for the next 510,000 shares after the exercise of the First Tranche shall be $2.50 per share ("Second Tranche").

                  (c) THIRD 340,000 SHARES. The exercise for the remainder of the shares subject to the SCOA Warrant after exercise of the First Tranche and the Second Tranche(or 340,000 shares) shall be $3.00 per share.

                  4.3. TRANSFERABILITY. The Warrants are nontransferable; provided, however, that should SCOA dissolve or merge with another entity that is the survivor, the Warrants may be transferred in accordance with the plan of dissolution or the applicable merger agreement, but not otherwise.


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                  4.4.  ANTI DILUTION. The number of shares purchasable upon exercise of the SCOA Warrants is subject to adjustment from time to time as follows:

                        4.4.1. In case DRC shall (i) subdivide its outstanding shares of Common Stock, (ii) combine DRC's outstanding shares of Common Stock into a smaller number of shares of common stock, (iii) issue by reclassification, exchange or substitution shares of DRC's Common Stock, or (iv) merge, reorganize or consolidate, then in any such case shares of Common Stock purchasable upon exercise of the unexercised portion of the SCOA Warrant immediately prior thereto shall be adjusted so that SCOA shall be entitled to receive the kind and number of shares of Common Stock or other securities of DRC which SCOA would have owned or have been entitled to receive at the happening of any of the events described above, had the unexercised portion of the SCOA Warrant been exercised immediately prior to the happening of such event or any record date with respect thereto. An adjustment made pursuant to this Paragraph 4.. 4.1 shall become effective immediately after the effective date of such event retroactive to the record date, if any, for such event.

                        4.4.2. Whenever the number of shares of Common Stock purchasable upon the exercise of the unexercised portion of the SCOA Warrant is adjusted, as herein provided, the aggregate Warrant Price shall remain unchanged (the Warrant Price calculated on a per share basis, however, shall be adjusted by multiplying such per share Warrant Price immediately prior to such adjustment by a fraction, of which the numerator shall be the number of


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shares of Common Stock purchasable upon the exercise of the unexercised portion of the SCOA Warrant immediately prior to such adjustment, and of which the denominator shall be the number of shares of Common Stock so purchasable immediately thereafter).

      In the event of any adjustment pursuant to this Paragraph 4.4, no fractional shares of Common Stock shall be issued in connection with the exercise of the SCOA Warrant. Irrespective of any adjustments pursuant to this Paragraph 4.4 to the number of shares or other securities or other property obtainable upon exercise of the unexecuted portion of the SCOA Warrant, the SCOA Warrant may continue to state the price and the number of shares obtainable upon exercise as the same price and number of shares stated herein.

                                   ARTICLE V
                         REPRESENTATIONS AND WARRANTIES

                  5.1. REPRESENTATIONS AND WARRANTIES OF DRC. DRC represents and warrants to SCOA:

                        5.1.1. Except as set forth in Schedule 5.1.1, DRC and each of its subsidiaries is a corporation duly ongoing, validly existing and in good standing under the laws of the State of Delaware or the laws of the jurisdiction of its incorporation, and in each jurisdiction in which such qualification is necessary for the conduct of its business, and has all requisite corporate power and authority to own and lease its properties and to conduct its business as presently conducted.

                        5.1.2. Except as set forth on Schedule 5.1.2, the execution, delivery and performance of this Agreement, the Warrant


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Agreement, the Registration Rights Agreement (as hereinafter defined) and the
Master Distribution and Marketing Agreement (as hereinafter defined)(collectively the "Transaction Agreements") by DRC and the consummation of the transactions contemplated hereby and thereby will not constitute a breach or a violation of or default under DRC's Articles of Incorporation or Bylaws or under any judgment, decree, order, permit, license, or agreement to which DRC is subject, other than such burdens, violations or defaults that, individually or in the aggregate, would not prevent the consummation of the transactions contemplated hereby or have a Material Adverse Effect on the business or operations of DRC. As used in this Agreement, a "Material Adverse Effect shall mean a material adverse effect on, or a material adverse change in, the business, operations, financial condition, results of operations, prospects, assets or liabilities of DRC and its subsidiaries, taken as a whole, or an event, circumstance or occurrence that would impair or prevent DRC's performance of its obligations under any of the Transaction Agreements. Except as set forth on Schedule 5.1.2, the consummation by DRC of the transaction contemplated by any of the Transaction Agreements will not require the consent or approval of any other party.

                        5.1.3. The execution of this Agreement and the other Transaction Agreements, and the consummation of the transaction contemplated hereby and thereby have been duly authorized by DRC's Board of Directors and all other necessary corporate action and this Agreement and


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each of the other Transaction Agreements is a legal, valid and binding obligation of DRC, to the extent same is a legal, valid and binding obligation of SCOA.

                        5.1.4. The SCOA Stock, when issued, sold and delivered in accordance with the terms of this Agreement for the consideration provided for herein, will be duly and validly issued, fully paid, non-assessable and free of any liens. Assuming the correctness of the representations made by SCOA in
Section 5.2 herein, the SCOA Stock will be issued in full compliance with the requirements of the Securities Act of 1933, as amended (the "1933 Act"), and all applicable state securities laws.

                        5.1.5. The authorized capital stock of DRC consists of 20,000,000 shares of common stock, par value $0.01, of which, as of the date hereof, 14,580,625 shares are issued and outstanding, and 10,000,000 shares of preferred stock, par value $0.01 of which 8,000 Class "A" and 898,100 Class "B" preferred shares are issued and outstanding. As of the date hereof, there are outstanding: (i) options to acquire 3,610,000 shares of Common Stock; (ii) warrants to acquire 544,138 shares of Common Stock; (iii) a Loan to Stock Conversion Agreement granting Sonata Investment Company the right to convert $391,544 in debt into Common Stock at a price of $1.05 (the "Sonata Debt").

                        5.1.6. The financial statements filed by DRC with the Securities and Exchange Commission ("SEC") were prepared in accordance with generally accepted accounting principles, consistently applied, and fairly


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present the financial condition and results of operations of DRC and its subsidiaries on a consolidated basis, as of the dates and for the periods indicated. Other information filed with the SEC substantially complies as to form and content with SEC rules and regulations and does not contain a material misstatement of fact nor omit to state a fact necessary to make the statements made not misleading under the circumstances. Except as set forth on Schedule
5.1.6 hereto, DRC has no liabilities or obligations which were, in accordance with generally accepted accounting principles consistently applied, not fully set forth or reserved against in DRC's Form 10-KSB for the fiscal year ending September 30, 2000 and filed with the SEC on or about August 10, 2001. There has been no event or occurrence since the date of such filing which is likely to have a Material Adverse Effect.

                        5.1.7. Except as set forth on Schedule 5.1.7, there is no action, suit, proceeding, claim, arbitration or investigation ("ACTION") pending, or to DRC's knowledge, threatened, against DRC or any of its subsidiaries, that is reasonably likely to have or cause a Material Adverse Effect. Neither DRC nor any of its subsidiaries is a party to or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality that is reasonably likely to have or cause a Material Adverse Effect. No Action by DRC is currently pending, nor does DRC intend to initiate any Action, that is reasonably likely to have a Material Adverse Effect.


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                        5.1.8. DRC, and each of its subsidiaries, has good title
to and the unrestricted right to use its patents and other intellectual property (including without limitation all intellectual property developed, utilized and/or controlled by Strategic Minerals, Inc., d/b/a Clean Age Minerals, Inc.) used by it in its respective business. DRC knows of no claims of conflict or infringement or any other reason why the use of such patents and other intellectual property in DRC's business (or that of its subsidiaries) is not legally permissible or technically or financially feasible.

                        5.1.9. No written statement, certificate, schedule, list or other written information furnished by DRC in connection with this Agreement contains any untrue statement, as of the date of its issuance, or omitted to state a material fact or facts necessary in order to make the statements herein or therein, in light of the circumstances under which they were made, not misleading.

                  5.2. REPRESENTATIONS AND WARRANTIES OF SCOA. SCOA represents and warrants to DRC:

                        5.2.1. SCOA is a corporation duly created and existing under the laws of the State of New York and duly qualified in each jurisdiction in which such qualification is necessary for the conduct of its business.

                        5.2.2. Except as set forth on Schedule 5.2.2 hereof, the execution, delivery and performance of this Agreement by SCOA and the consummation of the transaction contemplated hereby will not


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constitute a breach or a violation of or a default under SCOA's Bylaws, Articles of Incorporation or other governing instrument, or under any judgment, decree, order, permit, license, or agreement to which SCOA is subject, other than such burdens, violation or defaults that, individually or in the aggregate, would not prevent the consummation of the transactions contemplated hereby or have a material adverse affect on SCOA. Except as set forth on Schedule 5.2.2 the consummation by SCOA of the transaction contemplated hereby will not require the consent or approval of any third party.

                        5.2.3. The execution of this Agreement and the consummation of the transaction contemplated hereby have been duly authorized in accordance with the SCOA's Bylaws and this Agreement is a legal, valid and binding obligation of SCOA to the extent same is a legal, valid and binding obligation of DRC.

                        5.2.4. SCOA is purchasing the SCOA Stock for investment purposes only and not with the present intent to resell or distribute such Common Stock.

                        5.2.5. SCOA acknowledges that as a result of the purchase of the SCOA Stock, receipt of the SCOA Warrants and the election to the DRC Board of Directors of an officer or representative of SCOA (as herein contemplated), SCOA will become subject to the reporting requirements of the Securities and Exchange Act of 1934, as amended ("34 Act").

                        5.2.6. The consummation of the transaction contemplated hereby will not cause SCOA to be in violation of Regulation U.


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                        5.2.7. SOPHISTICATED INVESTOR. SCOA represents and
warrants that is experienced and sophisticated investors industry, that it is familiar with the financial condition of DRC, the operation of the assets owned by DRC or one of its subsidiary entities, and that it is entering into this transaction based upon its own due diligence and knowledge of the DRC without reliance on any representation or warranty of DRC other than those expressly set forth in this Agreement.

                                   ARTICLE VI
                                    COVENANTS

                  6.1. CONDUCT OF THE BUSINESS. From and after the Execution Date to and including the Closing Date, DRC will continue to operate its business in the ordinary course consistent with past practice, and without limiting the generality of the foregoing DRC will not, without the prior consent of SCOA which consent will not be unreasonably withheld:

                  (a) engage in discussions with other trading companies for purposes of exploiting or developing any of DRC's businesses (or any business of any of its subsidiaries); or

                  (b) meet with representatives of Smithfield Foods, Inc., in connection with any of DRC's air, water or soil remediation products without the attendance of a representative of SCOA at any such meeting.

                  6.2. FILINGS. SCOA shall promptly make all filings required by the '34 Act which may be required as a result of its entering into the


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Transaction Agreements or by reason if an officer, employee or a nominee being appointed to DRC's Board of Directors.

                  6.3.  DIRECTORS

                        (a) Initial Director. Upon the Closing the transactions contemplated by this Agreement and for so long as the Marketing Agreement is in effect, DRC agrees to nominate as a director and shall use its best efforts (including recommending the election of such nominee to DRC's stockholders) to cause one (1) nominee designated by SCOA to be appointed as and to remain as a Director of DRC. To the extent any SCOA nominee is not so elected at any particular shareholders vote, DRC will use its best efforts to elect such nominee at the next opportunity, and shall utilize any rights it has to appoint a substitute director in the event of a resignation or other vacancy to cause such SCOA nominee to fill such vacancy.,

                        (b) Additional Director. Upon SCOA's exercise of so much of the SCOA Warrant so that SCOA will have acquired not less than 1,500,000 shares of Common Stock in accordance with the provisions of this Agreement and the Warrant Agreement and for so long as the Marketing Agreement is in effect, SCOA shall have the right, but not the obligation, to nominate one additional candidate for appointment and election to DRC's Board of Directors. DRC agrees to nominate as a director and shall use its best efforts (including recommending the election of such additional nominee to DRC's stockholders) to cause SCOA's additional nominee to remain as a director of DRC by SCOA. It is understood and agreed that SCOA shall be


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entitled to a maximum of two (2) directors to be appointed by DRC to its Board of Directors under this Paragraph 6.3.

                        (c) SCOA Observer. For such period of time as SCOA has but one (1) director appointed in accordance with the provisions of this Paragraph 6.3, SCOA shall be entitled to nominate a SCOA employee or officer (the "Observer") to attend the meetings of DRC's Board of Directors and DRC's Board of Directors agrees to and shall permit such Observer to attend all meeting of DRC's Board of Directors, in a non-voting capacity only. Upon SCOA's nomination a second Director in accordance with the provisions of Paragraph 6.3
(b) above, the Observer position shall be abolished. Provided, however, that SCOA may petition DRC's the Board of Directors, in writing and from time to time during the period in which the Marketing Agreement is in effect, for the authority to invite a SCOA officer or employee to observe the meetings of DRC's Board of Directors.

                  6.4. ISSUANCE OF SHARES. DRC shall, as and when required hereby, issue and deliver certificates representing shares of Common Stock.

                  6.5. COMMON STOCK. The Common Stock to be issued hereunder, whether the SCOA Stock or upon execution of a SCOA Warrant shall not have been registered under the Securities Act of 1933, as amended, and shall bear the following restrictive legend.

            THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION UNDER THE SECURITIES AND EXCHANGE COMMISSION UNDER THE SECURITIES ACT OF 1933, AS AMENDED ("33 ACT"), OR ANY OTHER


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            SECURITIES AUTHORITY. THE SECURITIES MAY NOT BE SOLD OR TRANSFERRED
            IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE `33 ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE ISSUE THAT THE SOLE OR TRANSFER IS EXEMPT FROM REGISTRATION UNDER THE ACT.

                  6.6. REGISTRATION RIGHTS. SCOA shall have registration rights for the Common Stock purchased or acquired under Articles II, III or IV above as set forth in the Registration Rights Agreement attached hereto as Exhibit "A".

                  6.7. ACCESS. Prior to the Closing Date DRC shall permit SCOA reasonable access, during normal business hours and in a manner which will not unreasonably disrupt the conduct of DRC's business in the ordinary course, to its books and records, business operations, management personnel and providers of professional services so as to allow SCOA to complete any due diligence SCOA deems necessary in order for the final approvals within SCOA to proceed to the Closing to be obtained.

                  6.8. FRACTIONAL SHARES. Upon the exercise of a SCOA Warrant, no fractional shares will be issued. Any fractional shares will be rounded down to the next whole share.

                  6.9. PATENT INFORMATION. DRC shall cause a copy of the formulation of the Patent to be duplicated and deposited with DRC's counsel, Ehmann, Van Denbergh & Trainor, P.C., on or before December 31, 2001.


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                                  ARTICLE VII
                              CONDITIONS TO CLOSING

                  7.1. CONDITIONS TO CLOSING OF DRC. The obligation of DRC to close the transaction contemplated by this Agreement is subject to the following:

                        7.1.1. The representations and warrants contained in Paragraph 6.2 hereof shall be true, complete and accurate.

                        7.1.2. No suit, action, investigation, inquiry or other proceeding by any governmental body or other person or legal or administrative proceeding shall have been instituted or threatened which questions the validity or legality of the transactions contemplated hereby.

                        7.1.3. DRC shall have received a certificate of an officer of SCOA indicating that the Agreement and the transactions contemplated hereby were duly approved.

                        7.1.4. SCOA shall have performed and complied with, in all material respects, all obligations and agreements contained in this Agreement required to be performed by or complied with on or before the Closing Date.

                        7.1.5. DRC shall have received a legal opinion from SCOA's counsel dated as of the Closing Date in form and substance satisfactory to DRC.

                        7.1.6. DRC and SCOA shall have negotiated, executed and delivered a Master Distribution and Marketing Agreement incorporating the terms set forth on Exhibit 7.1.6 attached hereto ("Marketing Agreement").


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                        7.1.7. SCOA shall have executed and accepted each of the
other Transaction Agreements

                  7.2. CONDITIONS TO THE OBLIGATIONS OF SCOA. The obligation of SCOA to close the transactions contemplated by this Agreement is subject to the following:

                        7.2.1. The representations and warranties contained in Paragraph 6.1 hereof shall be true, complete and accurate.

                        7.2.2. No suit, action, investigation inquiry or other proceeding by any governmental body or other person or legal or administrative proceeding shall have been instituted or threatened which questions the validity or legality of the transactions contemplated hereby.

                        7.2.3. SCOA shall have received a certificate from the Secretary of DRC indicating that the Agreement and the transactions contemplated hereby were duly approved by all necessary corporate action.

                        7.2.4. DRC shall have entered into the Key Man
Contracts.

                        7.2.5. DRC shall have performed and complied with, in all material respects, all obligations and agreements contained in this Agreement required to be performed by or complied with on or before the Closing Date.

                        7.2.6. The offer and sale of the SCOA Stock pursuant to this Agreement will be exempt from the registration requirements of the


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1933 Act and the registration and/or qualification requirements of all applicable state securities laws.

                        7.2.7. SCOA shall have received a legal opinion from DRC's counsel dated as of the Closing Date in form and substance satisfactory to SCOA.

                        7.2.8. No Material Adverse Effect shall have occurred prior to the Closing Date.

                        7.2.9. DRC and SCOA shall have negotiated, executed and delivered the Marketing.

                        7.2.10. DRC shall have executed and delivered each of the other Transaction Agreements.

                        7.2.11. Contemporaneously with the Closing, the Sonata Debt shall have been satisfied and/or converted to DRC equity in such manner as to have caused any lien in favor of Sonata Investment Company on any of the assets of DRC or any of its subsidiaries to be discharged and released.

                                  ARTICLE VIII
                                  MISCELLANEOUS

                  8.1. TERMINATION. Notwithstanding anything to the contrary in this Agreement, this Agreement may be terminated at anytime prior to Closing:

                        8.1.1. By mutual agreement of the parties hereto.

                        8.1.2. By DRC in the event that the closing conditions in Section 7.1 are not satisfied as of the Closing.


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                        8.1.3. By SCOA in the event that the closing conditions
contained in Section 7.2 are not satisfied as of the Closing.

                        8.1.4. By either party if the Closing shall not have been consummated by November 30, 2001, unless the failure to consummation the Closing is the result of a willful and/or material breach of this Agreement by the party seeking to terminate this Agreement.

                  8.2. ENTIRE AGREEMENT. This Agreement represents the final agreement between SCOA and DRC with respect to the subject matter hereof and may not be contradicted by evidence of prior, contemporaneous, or subsequent oral agreements of SCOA and DRC. There are no unwritten oral agreements between SCOA and DRC.

                  8.3. GOVERNING LAW. This Agreement shall be governed by, and shall be construed and enforced in accordance with, the internal laws of the Commonwealth of Pennsylvania without giving effect to conflicts of law provisions.

                  8.4. HEADINGS. Section and subsection headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose or be given any substantive effect.


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                  8.5. NOTICE. All notices or other communications hereunder shall be in writing, shall be effective upon receipt and shall be made by hand delivery, certified mail return receipt requested, or by overnight courier, postage prepaid addressed as follows:

                  To DRC:           Daleco Resources Corporation
                                    120 North Church Street
                                    West Chester, PA 19380

                                    Attention:  Gary J. Novinskie, President

                  with a copy to:

                                    Ehmann, Van Denbergh & Trainor, P.C.
                                    Two Penn Center, Suite 725
                                    Philadelphia, PA 19102

                                    Attention:  C. Warren Trainor

                  To SCOA:
                                    Sumitomo Corporation of America
                                    600 Third Avenue
                                    New York, New York, 10016-2001
                                    Attention:  Robert G. Graustein,
                                                Senior Vice President

            Either party may change its address for Notice by giving the other party not less than ten (10) days notice of its new address in accordance with this Paragraph 8.5.

                  8.6. INVALIDITY OF CERTAIN PROVISIONS. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms


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and provisions of this Agreement or affecting the validity or enforceability of any terms or provisions hereof.

                  8.7. MULTIPLE COUNTERPARTS. This Agreement may be executed in one or more counterparts and be different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document.

                  8.8. NEITHER PARTY DRAFTER. The parties hereto agree that this Agreement is the product of negotiation, that each has been represented by counsel during its negotiation and that neither party shall be deemed the drafter hereof.

                  8.9. COSTS. Each party agrees its legal accounting and other fees incurred in the negotiation of the transaction contemplated hereby, the conduct of its due diligence and the preparation of the documents, exhibits and schedules addressed and referenced herein.

                  8.10. SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

                  8.11. EXPENSES. Except as otherwise agreed in writing, all costs and expenses incurred in connection with this Agreement shall be paid by the party incurring such expenses.


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                  8.12. FACSIMILE SIGNATURES. This Agreement may be executed by the parties by facsimile signature, which signatures shall be binding for all purposes. Original signatures shall be distributed between the parties for receipt by the other by close of business the next business day following the date of the facsimile signature transmission.

      IN WITNESS WHEREOF, the parties have executed this Agreement as of the Execution Date.

                                    DALECO RESOURCES CORPORATION


                                    By:     /s/ Gary J. Novinskie
                                       ---------------------------------------
                                           Gary J. Novinskie, President



                                    Sumitomo Corporation of America


                                    By:     /s/ Robert G. Graustein
                                       ---------------------------------------
                                               Robert G. Graustein,
                                               Senior Vice President

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                                 SCHEDULE 5.1.1

            At present, Daleco Resources Corporation is disputing Delaware State Franchise Taxes for fiscal years 1999 and 2000. As such, Daleco Resources Corporation may not be deemed to be in good standing under the laws of the State of Delaware.

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                                 SCHEDULE 5.1.2

                                      NONE

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                                 SCHEDULE 5.1.6

                                      NONE






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                                 SCHEDULE 5.1.7

                                      NONE






                                      -26-
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                                SCHEDULE 5.2.2

                                     NONE







                                      -27-